Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated September 20, 2011, relating to the consolidated financial statements of Magellan Petroleum Corporation and subsidiaries, and the effectiveness of Magellan Petroleum Corporation and subsidiaries’ internal control over financial reporting (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the adoption of ASU 2010-3, “Oil and Gas Reserve Estimation and Disclosures” on June 30, 2010, and (2) express an adverse opinion on the effectiveness of Magellan Petroleum Corporation and subsidiaries’ internal control over financial reporting because of material weaknesses), appearing in the Annual Report on Form 10-K of Magellan Petroleum Corporation for the year ended June 30, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

October 14, 2011